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                                                                      Exhibit 7


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 3 to the Registration Statement (Form S-6 No. 333-52194) pertaining to the Lincoln Life and Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 15, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2002, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.


                                       /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 19, 2002